                                                   EXHIBIT 11


                         DURAKON INDUSTRIES, INC.
                     CALCULATION OF EARNINGS PER SHARE
                                (UNAUDITED)


(In thousands, except per share amounts)
                                     Three Months Ended June 30,
                                          1995            1994

Net earnings available to common
 stockholders                            $3,072          $3,400

Primary

Average number of shares oustanding       6,520           6,485

Add:  Dilutive effect of stock options
      based upon treasury stock method      169             148

Total                                     6,689           6,633

Per share amount                          $0.46           $0.51

Fully diluted

Average number of shares outstanding      6,520           6,485

Add:  Dilutive effect of stock options
      based upon treasury stock method      169             148

Total                                     6,689           6,633

Per share amount                          $0.46           $0.51


Note: This calculation is required by Regulation S-K, Item 601, and is filed as an exhibit under Item 6(b) of Form 10-Q.

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
                                                   EXHIBIT 11
                                                   (cont'd)

                         DURAKON INDUSTRIES, INC.
                     CALCULATION OF EARNINGS PER SHARE
                                (UNAUDITED)


(In thousands, except per share amounts)
                                       Six Months Ended June 30,
                                         1995             1994

Net earnings available to common
 stockholders                           $5,940           $5,745


Primary

Average number of shares oustanding      6,520            6,481

Add:  Dilutive effect of stock options
      based upon treasury stock method     172              147

Total                                    6,692            6,628

Per share amount                         $0.89            $0.87

Fully diluted

Average number of shares outstanding     6,520            6,481

Add:  Dilutive effect of stock options
      based upon treasury stock method     172              147

Total                                    6,692            6,628

Per share amount                         $0.89            $0.87


Note: This calculation is required by Regulation S-K, Item 601, and is filed as an exhibit under Item 6(b) of Form 10-Q.